EMPLOYMENT AGREEMENT



     AGREEMENT entered into as of the 15th of September, 1994,

between THE PERKIN-ELMER CORPORATION, a New York corporation having its principal place of business at Norwalk, Connecticut

(hereinafter referred to as the "Company") and Dr. Peter Barrett of 10 Arbol Grande Court, Menlo Park, CA  94025  (hereinafter referred to as the "Employee").

     WHEREAS, the Employee has rendered and/or will render

valuable services to the Company and it is regarded essential by the Company that it have the benefit of his services in future years; and

     WHEREAS, the Board of Directors of the Company believes that it is essential that, in the event of the possibility of a change in control of the Company, the Employee be able to continue his attention and dedication to his assigned duties and to assess and advise the Board of Directors whether such proposal would be in the best interests of the Company and its shareholders without distraction regarding an uncertainty concerning his future with the Company; and

     WHEREAS, the Employee is willing to agree to continue to

serve the Company in the future;

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   Employment.  The Company agrees to employ the Employee,

and the Employee agrees to serve as an employee of the Company or one or more of its subsidiaries during the Period of Employment

(as defined in Section 2 hereof) in such executive capacity as

Employee served immediately prior to the commencement of the

Period of Employment.  The Employee also agrees to serve during the Period of Employment, if elected or appointed thereto, as a

Director of the Board of Directors of the Company and as a member of any committee of the Board of Directors.



     2.   Period of Employment.

          (a)  The "Period of Employment" shall be the period of

thirty-six (36) months commencing on the date of a Change in

Control (as defined in Section 3 hereof) and the period of any

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extension or extensions thereof in accordance with the provisions of this Section.  The Period of Employment shall be extended automatically by one week for each week in which the Employee's employment continues after the date of a Change in Control,

subject to the provisions of paragraph (b) hereof.

          (b)  Notwithstanding the provisions of paragraph (a)

hereof, the Period of Employment shall terminate upon the

occurrence of (i) the Employee's attainment of age 65, or the election by the Employee to retire early from the Company under any of its retirement plans, (ii) the death of the Employee,

(iii) the Disability of the Employee (as defined in Section 4 hereof), (iv) any other termination of Employee's employment with the Company, regardless of whether for Cause (as defined in

Section 5 hereof), or for Good Reason (as defined in Section 9(c)

hereof) or not for Good Reason, or (v) the sixth anniversary of the commencement of the Period of Employment.

          (c)  In the case of termination of the Period of

Employment pursuant to Section 2(b)(iv), "Termination Date" means the date of receipt by the Employee or the Company of notice of termination given by the other party, or such later date (but not more than 30 days thereafter) as may be specified in such notice.

     3.   Change in Control.  For purposes of this Agreement, a

"Change in Control" shall have occurred if an event occurs that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1 (a) of the

Current Report on Form 8-K, as in effect on the date hereof,

pursuant to Section 13 or 15 (d) of the Securities Exchange Act

of 1934; provided that, without limitation, such a Change in

Control shall be deemed to have occurred at such time as (i) any

"person" within the meaning of section 14(d) of the Securities

Exchange Act of 1934 becomes the "beneficial owner" as defined in

Rule 13d-3 thereunder, directly or indirectly, of more than 25%

of the Company's Common Stock, (ii) during any two-year  period,

individuals who constitute the Board of Directors of the Company

(the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof,

provided that any person becoming a director during such period

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whose election or nomination for election by the Company's

stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)

shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or (iii) the approval by the Company's stockholders of the sale of all or substantially all of the assets of the Company.

     4.   Disability.  For purposes of this Agreement,

"Disability" means the absence of the Employee from his duties with the Company on a full-time basis for one hundred eighty

(180) consecutive days as a result of incapacity due to physical or mental illness.

     5.   Cause.  For purposes of this Agreement, termination by

the Company of the employment of the Employee for "Cause" shall mean termination upon (i) the willful and continued failure by the Employee to perform substantially his duties with the Company

(other than any such failure resulting from the Employee's

incapacity due to physical or mental illness) after a demand for a substantial performance is delivered to the Employee by the

Chairman of the Board or President of the  Company which

specifically identifies the manner in which such executive

believes that the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in illegal conduct which is materially and demonstrably injurious to the

Company.  For purposes of this Section 5, no act, or failure to act, on the part of the Employee shall be considered "willful"

unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that the Employee's action or

omission was in, or not opposed to, the best interests of the

Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively

presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the

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Employee and an opportunity for him, together with his counsel,

to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth above in (i) or (ii) of this Section 5 and specifying the particulars thereof in detail.

     6.   Duties During the Period of Employment.  The Employee

shall devote his full business time, attention and best efforts to the affairs of the Company and its subsidiaries during the

Period of Employment; provided, however, that the Employee may engage in other activities, such as activities involving

charitable, educational, religious and similar types of

organizations, speaking engagements, membership on the board of directors of other organizations, and similar type activities to the extent that such other activities do not prohibit the

performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of the Company and its subsidiaries.

     7.   Current Cash Compensation.

               (a)  Base Annual Salary.  The Company will pay to

the Employee during the Period of Employment a base annual salary in an amount determined by the Board of Directors or its

Compensation Committee which shall in no event be less than the higher of (i) his base annual salary prior to the commencement of the Period of Employment or (ii) his base annual salary during the preceding year of the Period of Employment; provided, however, it is agreed between the parties that the Company shall review

annually, and in light of such review may, in the discretion of the Board of Directors or its Compensation Committee, increase such Base Annual Salary taking into account the Employee's

responsibilities, inflation in the cost of living, increases in compensation of other executives of the Company and its

subsidiaries, increase in salaries of executives of other

corporations, performance by the Employee, and other pertinent factors.  The Base Annual Salary shall be paid in substantially equal biweekly installments during the Period of Employment.

          (b)  Incentive Compensation.  During the Period of

Employment the Employee shall continue to participate in such of the Company's incentive compensation programs for executives that he participated in prior to the commencement of the Period of

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Employment.  Any amount awarded to the Employee under such

programs shall be paid to Employee in accordance with the terms thereof.

     8.   Employee Benefits.

          (a)  Vacation and Sick Leave.  The Employee shall be

entitled to a paid annual vacation of not less than four (4)

weeks during each calendar year in the Period of Employment and to reasonable sick leave.

          (b)  Regular Reimbursed Business Expenses.  The Company

shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of his duties during the Period of Employment.

          (c)  Employee Benefit Plans or Arrangements.  In

addition to the cash compensation provided for in Section 7

hereof and the benefits provided in this Section, the Employee,

during the Period of Employment, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans or

arrangements of the Company as presently in effect or as they may be modified or added to by the Company from time to time, which provide benefits to officers or employees of the Company.  For purposes of this Agreement, such benefit plans or arrangements,

herein "Benefit Plans", shall mean any compensation plan such as an incentive, deferred, stock option or restricted stock plan or any employee benefit plan such as a thrift, pension, profit

sharing, medical, dental, disability, salary continuation,

accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

     9.   Termination of Employment.

          (a)  Termination by the Company for Cause or

Termination by the Employee Other Than for Good Reason.  If the

Company terminates the employment of the Employee for Cause (as defined in Section 5 hereof), or if the Employee terminates his employment other than for Good Reason (as defined in paragraph

(c) of this Section) the Company will pay the Employee (i) his

Base Annual Salary, as provided in paragraph (a) of Section 7 hereof, through the end of the month in which the Termination

Date occurs, (ii) any Incentive Compensation payable to him


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pursuant to paragraph (b) of Section 7 hereof, including a pro rata share for any partial year, (iii) any accrued vacation pay,

and (iv) any benefits payable to him pursuant to the Company's employee benefit plans and arrangements as provided in paragraph

(c) of Section 8 hereof through the end of the month in which the

Termination Date occurs.

          (b)  Termination by the Company Without Cause or by the

Employee for Good Reason.  If the Company terminates the

Employee's employment with the Company without Cause, or if the

Employee terminates his employment with the Company for Good

Reason, the Company will pay or provide to the Employee the

following:

            (i)    The Company will pay to the Employee within

               thirty (30) days after the Termination Date a lump

               sum equal to (x) times (y), where (x) equals the

               Employee's Base Annual Salary; and (y) equals the

               greater of either (A) one year, or (B) the number

               of years, including partial years, remaining in

               the Period of Employment as of the Employee's

               Termination Date.

            (ii)   The Company will pay to the Employee within

               thirty (30) days after the Termination Date a lump

               sum equal to (x) times (y), where (x) equals the

               Employee's average annual Incentive Compensation

               paid for the two calendar years immediately

               preceding the calendar year in which occurs (A)

               the Termination Date, or (B) the first day of the

               Period of Employment, whichever is higher; and (y)

               equals the greater of either (A) one year, or (B)

               the number of years, including partial years,

               remaining in the Period of Employment as of the

               Employee's Termination Date.



            (iii)  For a period of three years immediately

               following his Termination Date, the Employee and

               his family shall continue to participate in all

               employee Benefit Plans of the Company (as defined

               in Section 8(c) hereof) in which he or his family

               participated at any time during the one-year

               period ending on the date immediately preceding

               his Termination Date, provided that (a) such


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               continued participation is possible under the

               terms of such Benefit Plans, and (b) the Employee

               continues to pay contributions for such

               participation at the rates paid for similar

               participation by active Company employees in

               similar positions to that held by the Employee

               immediately prior to the Termination Date.  If

               such continued participation is not possible, the

               Company shall provide, at its sole cost and

               expense, identical benefits to the Employee plus

               pay an additional amount to the Employee equal to

               the Employee's liability for federal, state and

               local income taxes on such amounts.

The amounts payable to the Employee under this paragraph (b)

shall be absolutely owing and shall not be subject to reduction or mitigation as a result of employment of the Employee elsewhere after the Termination Date.

            (c)  Good Reason.  Termination by the Employee of

employment for "Good Reason" shall mean termination based on:

            (i)    an adverse change in the status of the

               Employee (other than any such change primarily

               attributable to the fact that the Company may no

               longer be publicly owned) or position(s) as an

               officer of the Company as in effect immediately

               prior to the commencement of the Period of

               Employment or the assignment to the Employee of

               any duties or responsibilities which, in his

               reasonable judgement, are inconsistent with such

               status or position(s), or any removal of the

               Employee from or any failure to reappoint or

               reelect him to such position(s) (except in

               connection with the termination of the Employee's

               employment for Cause, Disability or upon attaining

               age 65 or upon taking early retirement under any

               of the Company's retirement plans, or as a result

               of death or by the Employee other than for Good

               Reason);

            (ii)   a reduction by the Company in the Employee's

               Base Annual Salary;


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            (iii)  a material reduction in the Employee's total

               annual compensation; a reduction for any year of

               over 10% of total compensation measured by the

               preceding year without a substantially similar

               reduction to all other executives participating in

               incentive compensation plans shall be considered

               "material", provided, however, the failure of the

               Company to adopt or renew a stock option plan or

               to grant stock options to the Employee shall not

               be considered a reduction;

            (iv)   the failure by the Company to continue in

               effect any Benefit Plan (as defined in Section

               8(c) hereof) in which Employee was participating

               at the time of the Change in Control (or Benefit

               Plans providing Employee with at least

               substantially similar benefits) other than as a

               result of the normal expiration of any such

               Benefit Plan in accordance with its terms as in

               effect at the time of the Change in Control, or

               the taking of any action, or the failure to act,

               by the Company which would adversely affect

               Employee's continued participation in any such

               Benefit Plans on at least as favorable a basis to

               Employee as is the case on the date of the Change

               in Control or which would materially reduce

               Employee's benefits in the future under any of

               such Benefit Plans or deprive Employee of any

               material benefit enjoyed by Employee at the time

               of the Change in Control;

            (v)    the failure by the Company to provide and

               credit Employee with the number of paid vacation

               days to which Employee was then entitled in

               accordance with the Company's normal vacation

               policy as in effect immediately prior to the

               Change in Control; or

            (vi)   the Company's requiring the Employee to be

               based more than fifty miles from Norwalk,

               Connecticut, except for required travel on the

               Company's business to an extent substantially

               consistent with the business travel obligations

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               which he undertook on behalf of the Company prior

               to the commencement of the Period of Employment.

     10.  Governing Law.  This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the

State of Connecticut.  If under such law any portion of this

Agreement is at any time deemed to be in conflict with any

applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or,

if that is not possible, to be omitted from this Agreement; and

the invalidity of any such portion shall not affect the force,

effect and validity of the remaining portion hereof.

     11.  Notices.  All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person

(in the Company's case, to its Secretary) or seventy-two (72)

hours after deposit thereof in the U.S. mails, postage prepaid,

for delivery as registered or certified mail -- addressed, in the case of the Employee, to him at this residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as the Employee or the

Company may designate in writing at any time or from time to time to the other party.  In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by telegram,

fax or telex.

     12.  Miscellaneous.  This Agreement constitutes the entire understanding between the Company and the Employee relating to the employment of the Employee by the Company and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement.  This Agreement may be amended only by a subsequent written agreement of the Employee and the Company.  This Agreement shall be binding upon and shall inure to the benefit of the Employee, his heirs, executors,

administrators, beneficiaries and assigns and to the benefit of the Company and its successors.  Notwithstanding anything in this

Agreement to the contrary, this Agreement shall terminate if

Employee or the Company terminate Employee's employment prior to a Change in Control of the Company.

     13.  Fees and Expenses/Arbitration.


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          (a)  The Company shall pay all reasonable legal fees

and related expenses incurred by the Employee in connection with the Agreement following a Change in Control of the Company,

including, without limitation, all such fees and expenses, if any, incurred in connection with:  (i) contesting or disputing any termination of the Employee's employment hereunder; or (ii)

the Employee seeking to obtain or enforce any right or benefit provided by the Agreement.

          (b)  Any dispute or controversy arising under or in

connection with this Agreement shall be settled exclusively by arbitration in Connecticut by three arbitrators in accordance with the rules of the American Arbitration Association then in effect.  Judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of Employee's right to be paid until the Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.  The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 13(b).

     IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the year and day first above written.



                              THE PERKIN-ELMER CORPORATION

                              By:  /s/ G. N. Kelley
                              Gaynor N. Kelley
                              Chairman and
                              Chief Executive Officer

ATTEST:

By:  /s/ W. B. Sawch               ACCEPTED AND AGREED:
   William B. Sawch
   Vice President
   General Counsel & Secretary
                              /s/ Peter Barrett
                              Dr. Peter Barrett



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